UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2014

ENTEST BIOMEDICAL, INC.

(Exact Name of Company as Specified in Charter)

Nevada	333-154989	26-3431263
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4700 Spring Street, St 304
La Mesa California, 91942
(Address of Principal Executive Offices, Zip Code)

619 702 1404
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On May 22, 2014 Entest BioMedical, Inc. ( the “Company”) issued 80,000 shares of Series AAA Preferred Stock (“AAA Stock”) to David R. Koos, the Company’s Chairman, President and CEO as consideration for $10,000 of salary accrued and  unpaid owed to David R. Koos by the Company.

With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of AAA Stock is entitled to cast that number of votes which is equivalent to the number of shares of AAA owned by such holder times thirty thousand (30,000). Except as otherwise required by law, holders of Common Stock, other series of Preferred issued by the Corporation, and AAA Stock shall vote as a single class on all matters submitted to the stockholders. As a result of the issuance of the AAA Stock, David R. Koos possesses in excess of 50% of the voting power of the Company as of May 22, 2014.

Item 3.03 Material Modification to Rights of Security Holders.

On May 15, 2014 the Company filed a CERTIFICATE OF DESIGNATION (“Certificate of Designations”) with the Nevada Secretary of State setting forth the preferences rights and limitations of a newly authorized series of preferred stock designated and known as “Series AAA Preferred Stock” (hereinafter referred to as “Series AAA Preferred Stock”).

The Board of Directors of the Company have authorized 300,000 shares of the Series AAA Preferred Stock, par value $0.0001. With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Series AAA Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series AAA Preferred Stock owned by such holder times thirty thousand (30,0000). Except as otherwise required by law holders of Common Stock, other series of Preferred issued by the Corporation, and Series AAA Preferred Stock shall vote as a single class on all matters submitted to the stockholders.

The issuance of the AAA Stock, with disproportionately high voting rights, will adversely affect the voting power of holders of common stock of the Company.

On May 22, 2014, the Entest Biomedical, Inc. ( the “Company”) issued 80,000 shares of Series AAA Stock to David R. Koos, the Company’s Chairman, President and CEO, as consideration for $10,000 of salary accrued and unpaid owed to David R. Koos by the Company.

To the extent that the AAA Stock may have anti-takeover effects, the Company believes that concentrating such voting power with the Chairman of the Company will encourage persons seeking to acquire the Company to negotiate directly with the Board of Directors enabling the Board of Directors to consider the proposed transaction in a manner that best serves the stockholders’ interests.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

3(i)	Certificate of Designations

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEST BIOMEDICAL, INC.

By: /s/ David Koos

David Koos

Chief Executive Officer

Dated: May 22, 2014